UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 5, 2005

Jacuzzi Brands, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14557	22-3568449
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 S. Flagler Drive, Phillips Point West Tower - 1100, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561.514.3838

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

At a meeting on December 5, 2005, the Compensation Committee of the Board of Directors finalized the performance targets for the fiscal year ending September 30, 2006, for all executive officers and individual incentive targets as a percentage of base pay ranging from 55% to 100%. The performance targets set by the Compensation Committee included EBITDA, earnings per share, and a computation based on primary working capital. At such meeting, the Compensation Committee also determined the bonuses for the executive officers for the fiscal year ended October 1, 2005. At a meeting on December 1, 2004, the Compensation Committee had finalized the fiscal 2005 performance targets for the then-executive officers and individual incentive targets as a percentage of base pay ranging from 55% to 100% and set performance targets that included net sales and earnings per share. By applying the threshold levels as initially established, the then-executives did not qualify for bonuses. Mr. Marini's performance targets included EBITDA, net sales, primary working capital and earnings per share in respect of which he qualified for a bonus equal to 105% of his target.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacuzzi Brands, Inc.

December 9, 2005	By:	Steven C. Barre

Name: Steven C. Barre
Title: Senior Vice President and General Counsel